Exhibit 4.16
AMENDMENT NO. 3
     This AMENDMENT NO. 3, dated as of April 6, 2007 (this “Agreement”), among (a) DISCOVERY COMMUNICATIONS, INC., a Delaware close corporation (the “Borrower”), (b) the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided in the recitals and in Article I below) who are signatories to this Agreement, and (c) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
WITNESSETH:
     WHEREAS, the Borrower, the lenders from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the other Initial Agents have entered into a Credit Agreement dated as of June 15, 2004, as amended by Amendment No. 1 dated as of October 31, 2005, and Amendment No. 2 dated as of February 23, 2006 (as so amended, the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to permit certain Restricted Payments and Dispositions as hereinafter set forth; and
     WHEREAS, the Lenders signatory to this Agreement are, on the terms and conditions stated below, willing to grant the request of the Borrower;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
     “Initial Agents” means, collectively, the agents party to the Credit Agreement on the Closing Date: (a) Bank of America, N.A., as Administrative Agent, (b) Banc of America Securities LLC, Wachovia Capital Markets, LLC, and TD Securities (USA) Inc., as Joint Lead Arrangers and Joint Book Managers, (c) Wachovia Bank, National Association, as Syndication Agent, and (d) Toronto Dominion (Texas), Inc., Citibank, N.A., RBC Capital Markets, The Bank of Nova Scotia, and The Royal Bank of Scotland plc, as Documentation Agents.
     1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.08 of the Credit Agreement shall be equally applicable to this Agreement.
Amendment No. 3

ARTICLE II
AMENDMENTS
     The Credit Agreement is hereby amended as follows:
     2.01 Defined Terms. Effective as of the Agreement Effective Date, Section 1.01 of the Credit Agreement is amended by adding the following new definitions to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Amendment No. 3” means that certain Amendment No. 3 dated as of April 6, 2007, among the Borrower, the Lenders party thereto and the Administrative Agent.
     “Antenna Audio” means Antenna Audio Inc., a Delaware corporation, Antenna Audio Limited, a corporation formed under the laws of England and Wales, and their respective subsidiaries.
     “Discovery Commerce” means The Discovery Channel Store, Inc., a Virginia corporation, and The Nature Company Aviation Partners, a Colorado general partnership.
     “Discovery Commerce Designation” means the designation by the Borrower of Discovery Commerce as an Unrestricted Subsidiary pursuant to the certificate of a Responsible Officer of the Borrower dated March 26, 2007, delivered to the Administrative Agent in accordance with Sections 6.02(f) and 7.11.
     “Excluded Split-Off” means, collectively, (a) the contribution by the Borrower and its Restricted Subsidiaries to SplitCo of all outstanding Equity Interests in and/or assets comprising each of Travel Channel and Antenna Audio, and (b) the distribution by the Borrower to Holdco of all outstanding Equity Interests in SplitCo, in each case, pursuant to that certain letter of intent dated March 28, 2007, among the Borrower and the Significant Shareholders.
     “Holdco” means the Delaware limited liability company to be organized by the Significant Shareholders in connection with the Excluded Split-Off transaction.
     “SplitCo” means the Delaware corporation or limited liability company to be organized by the Borrower in order to consummate the Excluded Split-Off.
     “Third Agreement Effective Date” means the Agreement Effective Date (as such term is defined in Amendment No. 3).”
     “Travel Channel” means the assets and business known collectively as the Travel Channel and travelchannel.com, including without limitation, the Equity Interests of The Travel Channel LLC, a Delaware limited liability company, and Discovery Ventures, LLC, a Delaware limited liability company.
     2.02 Fundamental Changes. Effective as of the Agreement Effective Date, Section 7.04(a) of the Credit Agreement is amended by inserting “(i)” between the words “may” and “merge” and inserting the following immediately before “(b)”: “(ii) become a limited liability company, either by (A) merging with and into a Delaware limited liability company or (B) by the process of conversion under Delaware law; provided, however, that the surviving or resulting limited liability company shall expressly
Amendment No. 3

assume or ratify, as the case may be, the due and punctual performance of all obligations of the Borrower under this Agreement and the other Loan Documents and shall deliver to the Administrative Agent an opinion of nationally recognized counsel addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that (1) such written assumption or ratification, as the case may be, has been duly authorized, executed and delivered by such surviving or resulting limited liability company and constitutes legal, valid and binding obligations, enforceable against it in accordance with its terms and (2) in the case of any such conversion, the converting corporation is not required to wind up its affairs or pay its liabilities and distribute its assets, such conversion shall not constitute a dissolution of such corporation, and for all purposes of Delaware law, the resulting limited liability company shall be deemed to be the same entity as such corporation; and”.
     2.03 Dispositions. Effective as of the Agreement Effective Date, Section 7.05 of the Credit Agreement is amended by:
     (a) restating clause (d) of such Section in its entirety as follows:
     “(d) Dispositions of property by the Borrower or any Restricted Subsidiary to the Borrower or to a Restricted Subsidiary which is wholly-owned by the Borrower and/or its other Restricted Subsidiaries.”; and
     (b) restating clauses (f) and (g) of such Section in their entirety and inserting a new clause (h), as follows:
     “(f) Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05 (including, without limitation, (A) Dispositions to a Restricted Subsidiary which is not wholly-owned by the Borrower and its Restricted Subsidiaries and Dispositions in the form of Investments in such Restricted Subsidiaries and other Investments in Persons (other than a Restricted Subsidiary) otherwise permitted by Section 7.02, (B) Dispositions pursuant to Section 7.04(b)(iii), (C) non-cash Restricted Payments permitted by clause (c) of Section 7.06 and (D) any Designation of a Restricted Subsidiary as an Unrestricted Subsidiary otherwise permitted by Section 7.11); provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of (or deemed Disposed of) in reliance on this clause (f), clause (b)(iii) of Section 7.04, clause (a)(ii) of Section 7.06 and clause (c) of Section 7.06 in any period of four consecutive fiscal quarters (ending with the quarter in which such Disposition occurs) shall not exceed 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal quarter prior to such Disposition; provided, further, that, for purposes of such calculation, if any such transferee is a Restricted Subsidiary, and the percentage of the aggregate outstanding Equity Interests of such Restricted Subsidiary owned by the Borrower and its Restricted Subsidiaries is less than the percentage of the outstanding Equity Interests in the transferor Restricted Subsidiary owned by the Borrower and its Restricted Subsidiaries, then such Disposition shall be deemed to be a Disposition of only that percentage of assets so Disposed of which is equal to the difference between (A) the percentage of outstanding Equity Interests of the transferor Restricted Subsidiary owned by the Borrower and its
Amendment No. 3

Restricted Subsidiaries immediately before such Disposition and (B) the percentage of the outstanding Equity Interests of the transferee Restricted Subsidiary owned by the Borrower and its Restricted Subsidiaries immediately after giving effect to such Disposition;
     (g) Restricted Payments paid in cash permitted under Section 7.06(c); and
     (h) The Discovery Commerce Designation and the Excluded Split-Off.”
     2.04 Restricted Payments. Effective as of the Agreement Effective Date, Section 7.06 of the Credit Agreement is amended (a) by adding the phrase “and any non-cash Restricted Payments pursuant to Section 7.06(c)” immediately following the reference to “Section 7.05(f)” in subsection (a) of such Section, and (b) restating clause (c) of such Section in its entirety, as follows:
     “(c) the Borrower may declare or pay dividends (whether in cash, securities or other property) to its stockholders and purchase, redeem or otherwise acquire Equity Interests issued by it (for cash, securities or other property) so long as (i) no Default under Section 8.01(a), (f) or (g) or Event of Default shall have occurred and be continuing at the time of any such action and no Default would result therefrom, and (ii) if such dividend, purchase, redemption or other acquisition is not paid in cash by the Borrower, such Disposition is otherwise permitted by Section 7.05(f) or (in the case of the Excluded Split-Off) Section 7.05(h).”
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 10.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:
     (a) Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:
     (i) counterparts of this Agreement executed by (A) the Borrower, and (B) the Required Lenders, or, as to any such Lender, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement; and
     (ii) a Certificate executed by a Responsible Officer of the Borrower, dated the Agreement Effective Date, (A) attaching certified resolutions of the Borrower duly authorizing the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the obligations of the Borrower under this Agreement and under the Credit Agreement as amended by this Agreement and (B) confirming the matters provided in subsection (b) below, and as to such other matters as the Administrative Agent may reasonably request.
Amendment No. 3

     (b) Representations and Warranties. The representations and warranties of the Borrower contained in Article IV hereof shall be true and correct in all material respects.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     In order to induce the Lenders to enter into this Agreement, the Borrower, hereby represents and warrants that on and as of the Agreement Effective Date after giving effect to this Agreement:
     4.01 Due Authorization; No Conflict. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of this Agreement and the Credit Agreement, as amended by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (a) contravene the terms of the Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower or any Restricted Subsidiary is a party (including, without limitation, any Note Purchase Agreement) or affecting the Borrower or properties of the Borrower or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law to which the Borrower or its property is subject.
     4.02 Enforceability. Each of this Agreement and the Credit Agreement, as amended by this Agreement, constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     4.03 Credit Agreement Representations. The representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     4.04 No Default. No Default or Event of Default exists.
ARTICLE V
MISCELLANEOUS
     5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     5.02 Effect of Agreement. (a) The Credit Agreement, as specifically amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
Amendment No. 3

     5.03 Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of McGuireWoods LLP, as special counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement, in each case, promptly after receipt of an invoice for any such amount.
     5.04 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     5.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or by other electronic means shall be effective as manual delivery of an executed counterpart hereof.
     5.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]
Amendment No. 3

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.
By	/s/ J. Michael Suffredini
	Name:	J. Michael Suffredini
	Title:	Senior Vice President And Treasurer

Signature Page
Amendment No. 3

BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender
By	/s/ Kevin J. Sanders
Name: Kevin J. Sanders
Title: Vice President

Signature Page
Amendment No. 3

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By	/s/ John W. Wade
Name: John W. Wade
Title: Director

Signature Page
Amendment No. 3

BANK OF HAWAII
By	/s/ Luke Yeh
Name: Luke Yeh
Title: Senior Vice President

Signature Page
Amendment No. 3

THE BANK OF NEW YORK
By	/s/ Thomas J. McCormack
Name: Thomas J. McCormack
Title: Vice President

Signature Page
Amendment No. 3

THE BANK OF NOVA SCOTIA

By	/s/ Brenda S. Insull
Name: Brenda S. Insull
Title: Authorized Signatory

Signature Page
Amendment No. 3

BARCLAYS BANK PLC
By	/s/ Douglas Bernegger
Name: Douglas Bernegger
Title: Director

Signature Page
Amendment No. 3

BNP PARIBAS, As a Lender
By:	/s/ Gregg Bonardi
Name: Gregg Bonardi
Title: Director

By:	/s/ Ola Anderssen
Name: Ola Anderssen
Title: Director

[Credit Agreement]

CALYON, NEW YORK BRANCH
By	/s/ Tanya Crossley
Name: Tanya Crossley
Title: Managing Director

By	/s/ John McCloskey
Name: John McCloskey
Title: Managing Director

Signature Page
Amendment No. 3

CITIBANK, N.A.
By	/s/ Eric Davis
Name: Eric Davis
Title: Vice President

Signature Page
Amendment No. 3

FORTIS CAPITAL CORP.
By	/s/ Barbara E. Nash
Name: Barbara E. Nash
Title: Managing Director & Group

By	/s/ Rachel Lanava
Name: Rachel Lanava
Title: Vice President

Signature Page
Amendment No. 3

HSBC BANK USA, NATIONAL ASSOCIATION

By	/s/ Rucelle Dizon
	Name:	Rucelle Dizon
	Title:	Vice President

Signature Page
Amendment No. 3

JPMORGAN CHASE BANK, N.A.

By	/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

Signature Page
Amendment No. 3

KEYBANK NATIONAL ASSOCIATION

By	/s/ David A. Wild
	Name:	David A. Wild
	Title:	Vice President

Signature Page
Amendment No. 3

METROPOLITAN LIFE INSURANCE COMPANY
By	/s/ Erik V. Savi
	Name:	Erik V. Savi
	Title:	Director

Signature Page
Amendment No. 3

MIZUHO CORPORATE BANK, LTD.

By	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page
Amendment No. 3

ROYAL BANK OF CANADA

By	/s/ Ken Klassen
	Name:	Ken Klassen
	Title:	Authorized Signatory

Signature Page
Amendment No. 3

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Andrew Wynn
	Name:	Andrew Wynn
	Title:	Managing Director

Signature Page
Amendment No. 3

SCOTIABANC INC.

By	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

Signature Page
Amendment No. 3

SUNTRUST BANK
By	/s/ Jill White
	Name:	Jill White
	Title:	Vice President

Signature Page
Amendment No. 3

TORONTO DOMINION (TEXAS) LLC

By	/s/ Jackie Barrett
	Name:	Jackie Barrett
	Title:	Authorized Signatory

Signature Page
Amendment No. 3

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Erik Allen
	Name:	Erik Allen
	Title:	Vice President

Signature Page
Amendment No. 3

U.S. BANK, N.A.

By	/s/ Greg Blanchard
	Name:	Greg Blanchard
	Title:	Vice President

Signature Page
Amendment No. 3

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ John D. Brady
	Name:	John D. Brady
	Title:	Director

Signature Page
Amendment No. 3

WELLS FARGO BANK, N.A.

By	/s/ Jordan Fragiacomo
	Name:	Jordan Fragiacomo
	Title:	Vice President

Signature Page
Amendment No. 3